UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2004
Date of Report (Date of earliest event reported)

Commission	Name of Registrant, State of Incorporation, Address	IRS Employer
File Number	of Principal Executive Offices and Telephone Number	Identification Number
000-50420	DigitalNet Holdings, Inc.	52-2339233
(a Delaware corporation)
2525 Network Place
Herndon, VA 20171
Telephone (703) 563-7500
333-107095	DigitalNet, Inc.	52-2331234
(a Delaware corporation)
2525 Network Place
Herndon, VA 20171
Telephone (703) 563-7500

This combined Form 8-K is separately filed by DigitalNet Holdings, Inc. and DigitalNet, Inc. Information contained in this Form 8-K relating to DigitalNet Holdings, Inc. and DigitalNet, Inc. is filed by each such registrant on its own behalf. Each of DigitalNet Holdings, Inc. and DigitalNet, Inc. makes no representation as to information relating to registrants other than itself.

Item 5.   Other Events and Regulation FD Disclosure

        On February 5, 2004 DigitalNet Holdings, Inc. issued a press release announcing that DigitalNet, Inc., its wholly-owned subsidiary, has signed a definitive agreement to acquire User Technology Associates, Inc. (UTA) for $50.0 million in cash. DigitalNet, Inc. intends to use cash on hand and up to $35.0 million of borrowings under its senior credit facility to fund the acquisition. A copy of the press release is included as Exhibit 99.1, which is incorporated by reference herein.

Item 7.   Exhibits

(c)	Exhibits

99.1	Press Release issued by DigitalNet Holdings, Inc. on February 5, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIGITALNET HOLDINGS, INC.
Dated: February 5, 2004
By: /s/ Jack Pearlstein
Jack Pearlstein
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No              Description

99.1	Press Release dated February 5, 2004